Exhibit 10.5

CONSULTING AGREEMENT

CONSULTING AGREEMENT dated as of February 7, 2014 (the “Agreement”) by and between David Rector (the “Consultant”) and California Gold Corp. (the “Company”).

WHEREAS, the Company desires to engage the Consultant as the Company’s Chief Operating Officer (“COO”) to provide services to the Company that are ordinarily and customarily performed by a COO, and the Consultant is willing to be engaged by the Company as a consultant and to serve as the COO of the Company, on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

1.           Consulting.                                The Company hereby continues to retain the Consultant, and the Consultant hereby agrees to make himself available as a consultant to the Company, upon the terms and subject to the conditions contained herein.

2.           Duties of Consultant.                                                      (a)           During the Consulting Term (as hereinafter defined), the parties agree that the Consultant shall serve as the Company’s COO and shall perform all the duties that are ordinarily and customarily performed by a COO, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the duties of a COO.

(b)           The Consultant’s services shall be performed primarily at the Consultant’s offices that are located in Walnut Creek, California.  The parties acknowledge, however, that the Consultant may be required to travel in connection with the performance of his duties hereunder.

3.           Term.                      Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence on February 7, 2014 (the “Effective Date”) and shall continue for a minimum period of 12 months (the “Minimum Period”) and thereafter upon the mutual agreement of the Company and the Consultant (the “Consulting Term”).

4.           Compensation.                                In consideration of the services to be rendered by the Consultant hereunder, the Company will pay the Consultant a monthly fee of $10,000, beginning on the date hereof.  The Consultant shall be paid the first six months of compensation, $60,000, on the date hereof.  Thereafter the monthly fee will be paid on a monthly basis at the beginning of the month.

5.           Termination.                                If the Consultant should become unable to serve as COO or should fail to perform any of the obligations hereunder for any cause including death or disability, always in the sole judgment and decision of the Company, then the Company shall have the right to terminate this agreement on five days prior written notice.  The Consultant shall have the right to resign at any time upon 30 days prior written notice. The Company may in its discretion and at its option terminate this Agreement at any time after the Minimum Period upon thirty (30) days prior written notice to the Consultant.

6.           Reimbursement.                                The Company will reimburse the Consultant for all reasonable pre-approved out-of-pocket expenses incurred in connection with this Agreement.

7.           Confidential Information.                                           The Consultant recognizes and acknowledges that by reason of Consultant’s retention by and service to the Company before, during and, if applicable, after the Consulting Term, the Consultant will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses,  financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”).  The Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that she will not, unless expressly authorized in writing by the Company, at any time during the Consulting Term use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.  The Consultant also covenants that at any time after the termination of this Agreement, directly or indirectly, he will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Consultant to divulge, disclose or make accessible such information.  All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into the Consultant’s possession during the Consulting Term shall remain the property of the Company.  Except as required in the performance of the Consultant’s duties for the Company, or unless expressly authorized in writing by the Company, the Consultant shall not remove any written Confidential Information from the Company’s premises, except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.  Upon termination of this Agreement, the Consultant agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Consultant’s possession.

8.           Status as Independent Contractor.  The parties intend and acknowledge that the Consultant is acting as an independent contractor and not as an employee of the Company.  The Consultant shall have full discretion in determining the amount of time and activity to be devoted to rendering the services contemplated under this Agreement and the level of compensation to Consultant is not dependent upon any preordained time commitment or level of activity.  The Company acknowledges that the Consultant shall remain free to accept other consulting engagements of a like nature to the engagement under this Agreement.  The Company shall not be responsible for any withholding in respect of taxes or any other deductions in respect of the fees to be paid to Consultant and all such amounts shall be paid without any deduction or withholding.  Nothing in this Agreement shall be construed to create any partnership, joint venture or similar arrangement between the Company and the Consultant or to render either party responsible for any debts or liabilities of the other.

9.           Consultant’s Services to Others.                                                      The Company acknowledges that Consultant and his affiliates are in the business of providing consulting advice to others.  Nothing herein contained shall be construed to limit or restrict Consultant or his affiliates in conducting such business with respect to others or in rendering such advice to others.  The Consultant acknowledges that the Company may hire other consultants to provide services complimentary to those provided by the Consultant.

10.           Conflict of Interest.                                The Consultant and the Company agree that there is no conflict of interest in connection with the retention by the Company of the Consultant pursuant to this Agreement.

11.           Waiver of Breach.                                The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

12.           Binding Effect; Benefits.                                           Neither of the parties hereto may assign its or his rights hereunder without the prior written consent of the other party hereto, and any such attempted assignment without such consent shall be null and void and without effect.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

13.           Notices.                                All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) one (1) business day after being mailed with a nationally recognized overnight courier service, or (c) three (3) business days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at:

If to the Company, to :                                           c/o

If to the Consultant, to:                                           1640 Terrace Way
Walnut Creek, CA  94597-3902

12.           Entire Agreement; Amendments.                                                                This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.  This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

13.           Severability.                                The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

14.           Governing Law; Consent to Jurisdiction.                                                                                     This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.  The parties hereto each hereby submits herself or itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts in the State of New York.

15.           Headings.                                The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

16.           Counterparts.                                           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Signatures evidenced by facsimile transmission will be accepted as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

CALIFORNIA GOLD CORP.

By:	/s/ James D. Davidson
James D. Davidson
President & CEO

/s/ David Rector
David Rector